                           --SCHEDULE 14A TEMPLATE--
===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             Hathaway Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                     [LETTERHEAD OF HATHAWAY CORPORATION]

                                                               September 21,1999
Dear Shareholder:

   You are cordially invited to attend the Annual Meeting of Shareholders of Hathaway Corporation to be held on Thursday, October 28, 1999, commencing at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado. The Board of Directors and management look forward to personally greeting those shareholders able to attend the meeting.

   At the Annual Meeting you will be asked to consider and vote on the election of six directors to serve until the next annual meeting.

   Your Board of Directors unanimously recommends a vote FOR the election of directors nominated by the Board.

   Regardless of the number of shares you own and whether or not you plan to attend, it is important that your shares are represented and voted at the Meeting. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

   On behalf of the Board of Directors, thank you for your cooperation and support.

                                        Sincerely,

                                        /s/ Richard D. Smith
                                        --------------------
                                        Richard D. Smith
                                        President and Chief Executive Officer

                             HATHAWAY CORPORATION
                            8228 Park Meadows Drive
                           Littleton, Colorado 80124

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October 28, 1999

                               ----------------

To the shareholders of
Hathaway Corporation:

   You are hereby notified that the annual meeting of shareholders (the Annual Meeting) of Hathaway Corporation, a Colorado corporation (the "Company"), will be held on October 28, 1999 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the following purposes:

  1. to elect six persons to the Company's Board of Directors to serve until the next annual meeting of shareholders or until their successors are duly elected and have qualified;

  2. to consider and act upon such other business as may properly be presented for action at the Annual Meeting or any adjournment thereof.

   The Board of Directors has fixed the close of business on September 9, 1999 as the record date (the "Record Date") for the Annual Meeting. Only shareholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. The Company's transfer books will not be closed.

   The Board of Directors of the Company extends a cordial invitation to all shareholders to attend the Annual Meeting, as it is important that your shares be represented at the meeting. Even if you plan to attend the Annual Meeting, you are strongly encouraged to mark, date, sign and mail the enclosed proxy in the return envelope provided as promptly as possible.

   You may revoke your proxy by following the procedures set forth in the accompanying proxy statement. If you are unable to attend, your written proxy will assure that your vote is counted.

                                          By Order of the Board of Directors

                                          /s/ Susan M. Chiarmonte
                                          -----------------------
                                          Susan M. Chiarmonte
                                          Secretary

Denver, Colorado
September 21, 1999

                             HATHAWAY CORPORATION
                            8228 Park Meadows Drive
                           Littleton, Colorado 80124

                               ----------------

                                PROXY STATEMENT

                               ----------------

   This proxy statement and the accompanying proxy card are being furnished to the holders of common stock, no par value ("Common Stock"), of Hathaway Corporation, a Colorado corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the annual meeting of shareholders (the "Annual Meeting") to be held on October 28, 1999 at 2:00 p.m. (Mountain Time) at the Lone Tree Country Club, 9808 Sunningdale Blvd., Littleton, Colorado, for the purposes set forth in the accompanying notice of annual meeting of shareholders. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about September 23, 1999.

                           QUORUM AND VOTING RIGHTS

   The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast on the matter presented is necessary to constitute a quorum at the Annual Meeting. Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote, and the broker does not have discretionary voting authority. Broker non-votes and abstentions will be counted as shares present in determining whether a quorum is present. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors (Item 1). Since election of directors requires the approving vote to be measured against all shares of Common Stock entitled to vote, withholding authority (including broker non-votes) from that vote is the equivalent of a vote against election of nominated directors. The record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on September 9, 1999 (the Record
Date). As of the close of business on the Record Date, there were 4,283,463 shares of Common Stock outstanding, each of which is entitled to one vote at the Annual Meeting.

   All shares of Common Stock represented by properly executed proxies will, unless such proxies have been revoked previously, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted FOR the election of the six nominees for director (Item 1), and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting (Item 2). Any holder of Common Stock has the unconditional right to revoke his or her proxy at any time prior to the voting thereof at the Annual Meeting by filing with the Secretary of the Company written revocation of his or her proxy prior to the voting thereof, giving a duly executed proxy bearing a later date, or voting in person at the Annual Meeting. If a shareholder's shares are held by a nominee and the shareholder seeks to vote shares in person at the Annual Meeting, the shareholder must bring to the Annual Meeting a written statement from the nominee confirming the shareholder's beneficial ownership of a stated number of shares and that such shares have not been voted by the nominee. Attendance by a shareholder at the Annual Meeting will not in itself revoke his or her proxy.

   Solicitation of proxies for use at the Annual Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no special compensation for any solicitation activities. In addition, the Company may retain the services of D.F. King & Co., Inc. to aid in the solicitation of proxies in person, by mail, telephone or telegram. If retained, the costs are not expected to exceed $6,500 plus expenses. The Company will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Stock held of record by such entities, and the Company will, upon the request of such record holders, reimburse reasonable forwarding expenses. The costs of preparing, printing, assembling and mailing the proxy statement, proxy card and all materials used in the solicitation of proxies to shareholders of the Company, and all clerical and other expenses of such solicitation, will be borne by the Company.

                         ITEM 1: ELECTION OF DIRECTORS

   The Company's articles of incorporation and bylaws provide for a board consisting of not less than three and not more than six persons, as such number is determined by the Board of Directors. The board has determined that the board will consist of six directors, all of whom will be elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until the director resigns or is otherwise removed.

   All incumbent directors have been nominated to succeed themselves as directors. The affirmative vote of the holders of two-thirds of the shares of Common Stock entitled to vote at the Annual Meeting is required for the election of directors. If the number of votes required for the election of directors is not received, directors will continue in office until the next annual meeting or until resignation or removal. Unless authority is withheld, it is intended that the shares represented by proxy at the Annual Meeting will be voted in favor of the six nominees named below. All nominees have agreed to serve if elected.

   If any nominee becomes unable or unwilling to serve at the time of the Annual Meeting, the shares of Common Stock represented by proxy at the Annual Meeting will be voted for the election of such other person as the Board of Directors of the Company may recommend.

            MANAGEMENT RECOMMENDS A VOTE "FOR" EACH NOMINEE NAMED.

Nominees

   The following information concerning the nominees for election as directors has been provided by the respective nominee:

            Name           Age            Position with the Company
            ----           ---            -------------------------
   Eugene E. Prince ......  67 Chairman of the Board of Directors
   Richard D. Smith ......  52 President, Chief Executive Officer, Treasurer,
                                Chief Financial Officer and Director
   Chester H. Clarridge ..  69 Director
   Delwin D. Hock ........  64 Director
   Graydon D. Hubbard ....  65 Director
   George J. Pilmanis.....  61 Director

   Mr. Prince has served as a director of the Company since October 1975 and as Chairman of the Board of Directors since January 1981. He served as President of the Company from October 1975 and as Chief Executive Officer from September 1976 until his resignation from those offices on August 13, 1998. He retired from his employment with the Company effective August 31, 1998 but continues as a paid consultant effective September 1, 1998. Pursuant to his consulting agreement, as long as Mr. Prince owns at least 10% of the issued shares of the Company, the Board of Directors shall nominate him for election to the Board of Directors. If he is elected, the Board of Directors will request that he be nominated for Chairman of the Board of Directors.

   Mr. Smith was appointed President and Chief Executive Officer of the Company on August 13, 1998. He was Executive Vice President from August 1993 until August 1998. Mr. Smith served as Vice-President of Finance from June 1983 to August 1993. He has served as Treasurer and as Chief Financial Officer since June 1983. From January 1990 until October 1996, Mr. Smith was the Company's Secretary. He has served as a director since August 1996. Pursuant to Mr. Smith's employment agreement, as long as he is President and Chief Executive Officer of the Company and is willing to serve, the Board of Directors will nominate him for election to the Board.

   Mr. Clarridge has served as a director of the Company since 1989. He has been a private consultant in the instrumentation and control industry since 1978.

   Mr. Hock has served as a director of the Company since February 1997. He retired from his position as Chief Executive Officer of Public Service Company of Colorado, a gas and electric utility, in January 1996 and as Chairman of the Board of Directors in July 1997. From September 1962 to January 1996, Mr. Hock held various management positions at Public Service Company. He serves as a director of J.D. Edwards & Company, Rocky Mountain Internet Inc., and on six separate entities overseeing the operation of 34 funds in the American Century Investors fund complex.

   Mr. Hubbard has served as a director of the Company since 1991. He is a retired certified public accountant and was a partner of Arthur Andersen LLP, the Company's independent public accountants, in its Denver office for more than five years prior to his retirement in November 1989. Mr. Hubbard is also an author.

   Mr. Pilmanis has served as a director of the Company since 1993. He is chairman and president of Balriga International Corp., a privately held company concerned with business development in the Far East and Eastern Europe. From April 1989 to June 1994 he was president, CEO and a director of Novatank Corp, a privately held company which manufactures fiberglass storage tanks. In October 1994 Novatank Corp, which was then in voluntary liquidation, filed for bankruptcy under Federal bankruptcy laws.

Meetings and Committees of the Board of Directors

   The Board of Directors held four regular meetings and three telephone (special) meetings during the fiscal year ended June 30, 1999. Each director attended or participated in 75% or more of the total number of meetings of the board held during the period for which he has been a director and all committees of the board on which such director served.

   The Board of Directors has established an Audit Committee and a Compensation Committee, each of which is composed of directors who are not employees of the Company. No nominating committee has been established. The Board of Directors selects the Company's nominees for election to the board. The board will consider nominees recommended by shareholders who meet the requirements for shareholder proposals set forth on the last page of the Proxy Statement.

   The principal responsibilities of the Audit Committee are to make recommendations to the Board of Directors concerning the selection of the firm of independent auditors and the scope of auditing and accounting matters and to consult with the Company's independent auditors regarding auditing and accounting matters. The members of the Audit Committee during the fiscal year ended June 30, 1999 were Messrs. Clarridge (Chairman) and Hubbard. The Audit Committee held one meeting during the fiscal year ended June 30, 1999. Representatives from the Company's independent auditors make a presentation annually to the Board of Directors after the completion of the fiscal year end audit. At that time, the entire Board has an opportunity to discuss issues with or ask questions of the auditors.

   The principal responsibility of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of the Company's management employees including its executive officer. The members of the Compensation Committee are Messrs. Pilmanis (Chairman) and Hock. The Compensation Committee held one meeting during the fiscal year ended June 30, 1999.

                               EXECUTIVE OFFICER

   Set forth below is information regarding the Executive Officer of the Company.

              Name            Age           Position with the Company
              ----            ---           -------------------------
   Richard D. Smith..........  52 President, Chief Executive Officer, Treasurer,
                                   Chief Financial Officer and Director

   Information with respect to employment experience is provided above.

Indebtedness of Management

   The Company encourages officers and directors to own shares in the Company and has lent money to officers and directors for the purpose of purchasing shares. During fiscal year 1999, Richard D. Smith, Director, President, CEO, Treasurer and CFO had an outstanding loan in the principal amount of $133,652 which he obtained for the purpose of exercising stock options. Interest is payable at the applicable treasury rate which was 5.48% per annum during the first six months and 4.52 % per annum during the last six months. The largest aggregate amount of indebtedness, including accrued interest outstanding during fiscal year 1999 was $141,172. The amount outstanding, including accrued interest, as of September 9, 1999, was $ 138,057. Mr. Smith paid accrued interest of $7,521 on December 31, 1998. The difference between interest paid by Mr. Smith and interest at a fair market value rate is considered compensation to Mr. Smith. The loan is due October 31, 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table and notes set forth, as of the Record Date (except for Mr. Albert for whom information is provided as of August 20, 1998), the beneficial ownership, as defined by the regulations of the Securities and Exchange Commission, of Common Stock by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (based on the records of the Company's stock transfer agent or a representation by the beneficial owner), each director and nominee, the executive officer and all persons who serve as executive officers and directors of the Company, as a group.

Name and Address of Beneficial      Amount and Nature of
Owner                             Beneficial Ownership (1) Percent of Class (2)
------------------------------    ------------------------ -------------------
Eugene E. Prince................           976,285(3)             22.4%
 7560 Panorama Drive
 Boulder, Colorado 80303
Ira Albert......................           508,700(4)             11.9%
 1304 SW 160th Avenue, Suite 209
 Ft. Lauderdale, FL 33326
Richard D. Smith ...............           450,795(5)              9.9%
 8228 Park Meadows Drive
 Littleton, Colorado 80124
Chester H. Clarridge............           185,458(6)              4.3%
Graydon D. Hubbard..............            16,500(7)              --
George J. Pilmanis..............            17,500(8)              --
Delwin D. Hock..................            19,000(9)              --
Directors and executive officers
 of the
Company as a group (6 persons)..         1,558,226(10)            33.4%

--------
(1) All beneficial ownership is sole and direct unless otherwise noted.
(2) No percent of class is shown for holdings of less than 1%.
(3) Includes 71,500 shares of Common Stock which Mr. Prince has the right to acquire within 60 days of the Record Date upon exercise of options. Includes 88,800 shares of Common Stock held by the Prince Children's Trusts, of which Mr. Prince's wife is trustee and as to which Mr. Prince disclaims beneficial ownership.
(4) Based on Schedule 13D filed by Mr. Albert with the Securities and Exchange Commission on or about August 20, 1998; includes 238,000 shares of Common Stock, held by Albert Investment Associates, L.P., as to which Mr. Albert has sole voting and dispositive power; includes 238,200 shares of Common Stock held by various accounts as to which Mr. Albert has discretionary authority.
(5) Includes 250,000 shares of Common Stock which Mr. Smith has the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 107,312 shares of Common Stock held by the ESOP as of the Record Date, as to which Mr. Smith could be deemed to have shared investment power as a trustee of the ESOP, which includes 4,111 shares of Common Stock credited to the ESOP account of Mr. Smith. Includes 92,583 shares of Common Stock held by Smith Family Trust, of which Mr. Smith is trustee.
(6) Includes 32,500 shares of Common Stock which Mr. Clarridge has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 17,212 shares of Common Stock owned by a trust of which Mr. Clarridge's wife is trustee, as to which Mr. Clarridge disclaims beneficial ownership. Includes 135,746 shares of common stock held by a trust as to which Mr. Clarridge shares voting and investment powers as a trustee.
(7) Includes 4,000 shares of Common Stock which Mr. Hubbard has the right to acquire within 60 days of the Record Date upon exercise of outstanding options. Includes 5,000 shares of Common Stock held by Hubbard Family Partnership as to which Mr. Hubbard is managing general partner.
(8) Consists of 17,500 shares of Common Stock which Mr. Pilmanis has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.
(9) Includes 13,000 shares of Common Stock which Mr. Hock has the right to acquire within 60 days of the Record Date upon exercise of outstanding options.
(10)Includes 388,500 shares of Common Stock which directors and executive officers have the right to acquire within 60 days of the Record Date upon exercise of outstanding options and 107,312 shares of Common Stock held by the ESOP as to which Mr. Smith has shared investment power as trustee of the ESOP, which includes 4,111 shares of Common Stock held by the ESOP for the account of Mr. Smith.

                              EXECUTIVE COMPENSATION

Compensation of Directors

   The Board of Directors holds four regular full day meetings each year. Non-employee directors are compensated at the rate of $3,300 per full day meeting of the board, $1,000 for each additional one-half day meeting, $450 per hour for a telephone meeting, $1,000 per committee meeting, and $1,000 per half day for official travel to locations outside the Denver area.

   Board members are compensated at the rate of $250 per hour ($225 per hour through August 1998) for the time spent consulting with the Company at the request of the Board of Directors or the President, preparing minutes of the Audit or Compensation Committees and on special assignment of such committees. During the 1999 fiscal year, Mr. Clarridge and Mr. Hubbard each received $225 for preparation of Committee Minutes and Mr. Hubbard received $1,463 for consulting.

   The Company entered into a Consulting Agreement with Mr. Prince effective after his retirement from employment on August 31, 1998. Under the Agreement, Mr. Prince will provide consulting services to the Company primarily on matters involving the Company's motion control products, but also on other matters as requested by the President. He will be compensated at the rate of $250 per hour. During fiscal 1999, Mr. Prince was paid $137,750 for consulting services.

   Mr. Clarridge provides consulting services for the Company primarily focusing on the acquisition of products and/or companies in the process instrumentation area. Mr. Clarridge's consulting involvement will be phased out over the next year. As an incentive for his consulting services for fiscal years 1998, 1999 and 2000 , Mr. Clarridge was granted an option on February 4, 1997 to purchase 36,000 shares at fair market value on the date of grant ($4.3125) of the Company's Common Stock exercisable over three years at one-third each year starting one year from the date of grant with an expiration date of thirty-nine months from the date of grant or upon discontinuance as a board member.

   During fiscal 1999, each non-employee director (including Mr. Prince) was granted an option to purchase 12,000 shares of the Company's Common Stock at the quoted market price on the date of grant ($1.88) exercisable over three years in cumulative equal annual segments, starting one year from the date of grant. The options have a seven year term.

Summary of Cash and Other Compensation of Executive Officers

   The following table shows the compensation earned by two persons who served as the Chief Executive Officer (the "Named Executive Officers") of the Company during fiscal year 1999.

                          SUMMARY COMPENSATION TABLE

                                                   Long--Term
                                     Annual       Compensation
                                  Compensation       Awards
                                  ------------ ------------------
                                                   Securities      All other
 Name & principal position   Year    Salary    underlying options compensation
 -------------------------   ---- ------------ ------------------ ------------
 Richard D. Smith..........  1999   $176,481        100,000         $ 17,237 (2)
  President and CEO          1998   $149,125              0         $ 15,628
  (from August 13, 1998)     1997   $143,000         81,000         $ 15,590

 Eugene E. Prince..........  1999   $ 43,332         12,000 (1)     $138,879 (3)
  President and CEO          1998   $260,000              0         $ 14,149
  (through August 13, 1998)  1997   $260,000         67,500         $ 14,939

--------
(1) During fiscal 1999, Mr. Prince was granted a stock option in his capacity as a non-employee director. See discussion under Compensation of Directors.
(2) All other compensation for Mr. Smith during fiscal year 1999 consists of Company contributions to defined contribution plans of $3,654, Company paid life insurance premiums of $10,845, and interest on a loan to Mr. Smith of $2,738 calculated as the difference between interest accrued and the fair market rate at the time the interest rate was determined.
(3) All other compensation for Mr. Prince during fiscal year 1999 consists of $137,750 for consulting services paid pursuant to his Consulting Agreement and $1,129 of contributions to defined-contribution plans.

Option Grants in Last Fiscal Year

   The following table provides a summary of all stock options granted during the 1999 fiscal year to the Named Executive Officers. It also shows a calculation of the potential realizable value if the fair market value of the Company's shares were to appreciate at either a 5% or 10% annual rate over the period of the option term.

                                                                           Potential realizable
                                                                             value at assumed
                                                                          annual rates of stock
                                                                          price appreciation for
                                        Individual Grants                      option term
                         ------------------------------------------------ ----------------------
                          Number of   Percent of
                         securities  total options
                         underlying   granted to   Exercise or
                           options   employees in  base price  Expiration
          Name           granted (1)  fiscal year  ($/Sh) (2)     date      5%($)      10%($)
          ----           ----------- ------------- ----------- ---------- ---------- -----------
Richard D. Smith........   100,000       40.1        $1.875    08/13/2005 $   76,331 $   177,884
Eugene E. Prince........    12,000        4.8        $1.875    08/13/2005 $    9,160 $    21,346

--------
(1) The options granted have a seven year term and are exercisable over three years in cumulative equal annual segments, starting one year from the date of grant. Grants permit the exercise of options in exchange for shares of the Company's common stock as well as for cash. In connection with a merger, sale of assets, share exchange, or change of control of the Company, any unexercised options become exercisable or the Committee may allow surrender for cash, substitution or cancellation.
(2) Exercise price was established at quoted market price for company shares on the date of grant.

   See discussion under COMPENSATION COMMITTEE REPORT regarding acceleration of the vesting of Mr. Smith's options and new options granted to Mr. Smith subsequent to fiscal year 1999.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

   The following table sets forth information regarding option exercises during the 1999 fiscal year and unexercised stock options held as of the 1999 fiscal year end by each of the Named Executive Officers:

                                                                          Value of Unexercised
                           Shares               Number of Unexercised     In-the-Money Options
                         Acquired on  Value    Options at FY--End (#)       at FY--End ($)(1)
                          Exercise   Realized ------------------------- -------------------------
          Name               (#)       ($)    Exercisable Unexercisable Exercisable Unexercisable
          ----           ----------- -------- ----------- ------------- ----------- -------------
Richard D. Smith........       0        $0      54,000       127,000         $0           $0
Eugene E. Prince........       0        $0      45,000        34,500         $0           $0

--------
(1) Fair market value of unexercised in-the-money options at fiscal year end is based on the closing price of $1.875 of Common Stock on June 30, 1999.

Long-Term Incentive Plans--Awards In Last Fiscal Year

   Long-term incentives are provided through stock option grants. See the table under Option Grants in Last Fiscal Year and the discussion under COMPENSATION COMMITTEE REPORT.

Employment Agreements With Executive Officer

   The Company has an Employment Agreement with Richard D. Smith which became effective August 13, 1998 for an initial term of five years and continues subsequently on a year-to-year basis unless the Company or the officer gives termination notice at least 60 days prior to expiration of the initial or subsequent terms.

   Base Salary. The Agreement provides a base salary of not less than $180,000 for Mr. Smith, and may be reviewed annually for increase on a merit basis. In August 1999, Mr. Smith's salary was increased to $210,000.

   Annual Incentive Plan. Annual incentive bonuses are paid based on achieving performance criteria established annually by the Board of Directors. The performance criteria will recognize the overall financial performance of the Company and the improvements made in financial results. See discussion under COMPENSATION COMMITTEE REPORT.

   Long-Term Incentive Plan Payment. The Company utilizes stock options for long-term incentives based on criteria described in the COMPENSATION COMMITTEE REPORT.

   Certain Dispositions. A separate cash bonus will be paid to Mr. Smith in the event of dispositions of equity interests, assets or product lines of a subsidiary or division of the Company. The bonus is an amount equal to a percentage ranging from 1% to 5% of the cumulative sales price received on dispositions that are consumated before September 30, 2000.

   Other Provisions. Mr. Smith participates in other benefits and perquisites as are generally provided by the Company to its employees. In addition, the Company provides Mr. Smith with $500,000 of life insurance and an automobile.

   In the event of death, disability or termination by the Company prior to a change in control, other than for cause, the Agreement with Mr. Smith provides for limited continuations of salary and insurance benefits and for bonus prorations or settlements.

Change in Control Arrangements

   In 1989 the Company entered into an agreement with Mr. Smith pursuant to which, upon termination by the Company (other than for cause as defined in the Agreement) or by Mr. Smith for good reason (as defined in the Agreement) within 90 days prior to or 24 months following a change in control of the Company, he is entitled to receive a severance payment equal to 2.5 times the sum of current annual base salary plus the amount paid under the Incentive Compensation Plan for the preceding fiscal year, an allocation for incentive compensation for the current year up to the date of termination and two year continuation of insurance benefits. The agreement expires on December 31 of each year, however, it is extended automatically on January 1 of each year for a term of two years, unless notice of non-renewal is given by the Company not later than the September 30 immediately preceding renewal. A similar agreement with Eugene E. Prince was terminated on August 31, 1998 when his employment with the Company was terminated. The Company has similar agreements (providing lower severance multiples) with other key executives. The change in control agreements are applicable to a change in control of the Company or of the subsidiary or division for which the executive is employed and require the key executives to remain in the employ of the Company for a specified period in the event of a potential change in control of the Company and provide employment security to them in the face of current pressures to sell the Company or in the event of take-over threats, so that they can devote full time and attention to the Company's efforts free of concern about discharge in the event of a change in control of the Company. These agreements are common at other public companies. They are not excessive and are within industry standards. In 1999, the Board of Directors considered termination of these agreements and determined that the reasons for executing change in control agreements continue to be valid and concluded that notices of non-renewal would not be in the best interests of shareholders.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During fiscal year 1999 the Compensation Committee was comprised of Messrs. Pilmanis and Hock who are both non employees. See the caption EXECUTIVE COMPENSATION--Compensation of Directors for information concerning compensation paid to directors for attending and participating in board and committee meetings and special assignments.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following report and the performance graph on page shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT

   Base salary for the chief executive officer is reviewed for increase annually in relation to corporate performance and enlarged responsibilities. Increases of 20% and 17% to recognize increased responsibilities were recommended for Mr. Smith in August 1998 and July 1999, respectively.

   In recommending target levels of achievement for the Annual Incentive Plan, the Committee reviews past operating results and the forecasts and business plans of the Company for the ensuing year. For fiscal 1999 the Committee recommended target achievement levels to be based on two components of the Company's performance, one relating to the systems automation business and the other to the balance of the Company's operations. For systems automation, the target level was to achieve profitability during the last six months of the fiscal year. For the balance of the Company, the target level was to achieve a 15% improvement in pretax net income over 1998 results. No bonuses were paid under the plan for fiscal 1999, because threshold performance levels were not achieved.

   The Company's long-term incentive program is based on stock options. In making its recommendations for grants of stock options, the Committee considers, among other things, Mr. Smith's responsibilities and his efforts and performance in relation to the business plan and forecast, development of the Company's products and performance of the Company's products in the marketplace, impact of the Company's products and product development on future prospects for the Company, increase in the trading price per share of the Company's common stock, the relationship between the benefits of stock options and improving shareholder value, the current level of stock options held, the shares available for option and the total shares under option grants. The Committee also considers customary business practices and long-term incentive plan benefits granted in comparison to such benefits provided to other executives in similar positions. In July 1999, Mr. Smith was granted an option to purchase 69,000 shares of the Company's Common Stock at the quoted market price on the date of grant ($1.75). In addition, the vesting of options previously granted to Mr. Smith was accelerated so that the total shares under option are immediately exercisable.

                                         GEORGE J. PILMANIS
                                         DELWIN D. HOCK

                               PERFORMANCE GRAPH

     The following performance graph reflects change in the Company's cumulative total stockholder return on common stock as compared with the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Measuring and Controlling Devices Index for the period of five fiscal years ended June 30, 1999.



                              [Graph Appears Here]
 .
                             6/30/94 6/30/95 6/30/96 6/30/97 6/30/98 6/30/99
 .
NASDAQ (US)                     $100    $134    $171    $208    $274    $393
NASDAQ MEASURING DEVICES        $100    $168    $220    $279    $224    $320
HATHAWAY CORPORATION            $100    $ 68    $104    $ 84    $ 60    $ 50

                      SECTION 16 (a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to report their ownership and any changes in that ownership to the Securities and Exchange Commission. The Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners have been met except that Forms 5 for all six directors covering one transaction for each were filed late.

                             ITEM 2: OTHER MATTERS

   The Board of Directors knows of no business to be presented for action at the Annual Meeting except as described above. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters (including matters incident to the conduct of the meeting) in accordance with the judgment of the persons acting under the proxies.

                               YEAR 2000 MATTERS

   Some computers and computer-based systems use only the last two digits to identify a year in the date field and cannot distinguish the year 2000 from the year 1900. The Company recognizes that the Year 2000 poses a challenge to the proper functioning of computer systems included in its products, software systems used in its business and items purchased from its suppliers. The Company has adopted a "Y2K Readiness Program" and is taking what it believes to be appropriate steps necessary in preparation for Year 2000 issues.

   The Company is completing an assessment of its products to determine which products will be affected by year 2000 issues. Test procedures have been modeled from the public document titled "Year 2000 Test Procedures", published by General Motors Corporation, and include a step by step method of date verification using each interface to the product. Testing of most products is completed or under way. Modifications and updates are being made as needed for products that are not Y2K compliant. With the possible exceptions of some of the older RTU protocol software, testing of all of the Company's current products will be complete before December 31, 1999. Some of the Company's older products that are no longer sold will not be tested for compliance. The Company will indicate on its Web site which products will not be tested.

   The Company has completed assessment of its internal systems, processes and facilities for Year 2000 compliance and found them to be 97% compliant. The expected completion date to have all significant internal systems, processes and facilities compliant is October 31, 1999. The Company's assessment of its suppliers', service providers' and contractors' year 2000 compliance is also ongoing and is expected to be completed by October 31, 1999. Alternative sources will be pursued for any non-compliant sources. Additionally, alternative sources will be identified and qualified for all compliant sources so that a secondary supplier will be available in the event that disruptions in supply occurs from the primary supplier.

   The failure to correct a material Year 2000 problem could result in an interruption in, or failure of, normal business activities or operations. There is inherent uncertainty regarding the Year 2000 problem primarily due to uncertainty of the readiness of suppliers and customers. Therefore, the Company is unable to predict with certainty whether the consequences of Year 2000 failures will have a material impact on the Company's business, results of operations or financial condition. The Company's Year 20000 efforts are expected to significantly reduce the Company's level of uncertainty about the Year 2000 problem and the Company currently believes it will be able to modify or offer alternative products as well as modify or replace its affected systems in time to minimize any detrimental effects on customer relationships or operations.

   Activities related to Year 2000 compliance are being performed with internal resources. The Company is expensing as incurred all payroll and associated costs relate to the Year 2000 issues. It is not anticipated that Year 2000 activities will delay other projects or materially impact the Company's business. However, the Company will continue to review on an ongoing basis whether it needs to further address any anticipated costs. problems and uncertainties associated with Year 2000 consequences.

                        EXPIRATION OF RIGHTS AGREEMENT

   In 1989, the Company adopted a shareholder Rights Agreement (sometimes called a "Poison Pill"). The Rights Agreement expired by its term on June 25, 1999 and was not renewed.

                         INDEPENDENT PUBLIC ACCOUNTANT

   Arthur Andersen LLP served as independent auditors of the Company for the fiscal year ended June 30, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

   The Audit Committee of the Board of Directors has not yet made a recommendation to the Board of Directors with respect to the selection of independent certified public accountants for fiscal 2000.

                                 ANNUAL REPORT

   The Company's Annual Report for the year ended June 30, 1999 has been mailed to shareholders with this Proxy statement.


                 SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   Shareholders' proposals for the 2000 annual meeting of shareholders must be submitted in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement no later than May 20, 2000 in order to be presented at the annual meeting or be considered for inclusion in the Company's 2000 proxy statement and proxy card.

            PLEASE SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY.

                                          HATHAWAY CORPORATION
September 21, 1999

                              HATHAWAY CORPORATION
                            8228 Park Meadows Drive
                           Littleton, Colorado 80124

  The undersigned hereby appoints Eugene E. Prince and Richard D. Smith, or either of them, proxies of the undersigned, each with the power of substitution, and hereby authorizes them to vote, as designated below, all the shares of common stock, no par value, of the undersigned at the annual meeting of shareholders of Hathaway Corporation (the "Company") to be held on October 28, 1999, and at all adjournments thereof, with respect to the following:

Item 1. ELECTION OF DIRECTORS--Nominees of the Board:

 E. E. Prince, R. D. Smith, C.H. Clarridge, D. D. Hock, G.D. Hubbard, and G. J.
                                   Pilmanis,

    [_] FOR all nominees     [_] WITHHOLD AUTHORITY
     (except as indicated to  to vote for all
     the contrary below).     nominees.

  INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below. IF AUTHORITY TO VOTE FOR NOMINEES IS NOT EXPRESSLY WITHHELD, IT SHALL BE DEEMED GRANTED.

  ----------------------------------------------------------------------------
                     (to be signed and dated on other side)

                          (continued from other side)

Item 2. OTHER MATTERS--In the proxies discretion on such other business matters as may properly come before the Annual Meeting.

  This proxy is being solicited on behalf of the Board of Directors of the Company, and may be revoked prior to its exercise. This proxy, when properly executed, will be voted as directed above by the undersigned shareholder. If no direction is made, it will be voted FOR the nominees named in Item 1 and in the proxies' discretion on such other business as may properly come before the annual meeting.

                                             ..................................

                                             By:...............................

                                             Your signature should appear
                                             exactly as your name appears in
                                             the space at the left. For joint
                                             accounts, all owners should sign.
                                             When signing in a fiduciary or
                                             representative capacity, please
                                             give your full title as such.

                                             Date: ....................... 1999

                                             PLEASE SIGN AND RETURN THIS PROXY
                                             IN THE ENCLOSED POSTAGE PAID
                                             ENVELOPE AS PROMPTLY AS POSSIBLE.